THE AES CORPORATION                                                   Exhibit 11

STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
FOR THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1998
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(Unaudited)                                                                    Three           Three           Nine            Nine
                                                                               Months          Months         Months          Months
                                                                               Ended           Ended          Ended           Ended
                                                                              9/30/97          9/30/98       9/30/97         9/30/98
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($ in millions, except per share amounts)

BASIC

Weighted average shares outstanding                                             173.1           178.6          164.1           176.4
                                                                              =======         =======        =======         =======

Income before extraordinary item                                              $    50         $    79        $   132         $   215
Extraordinary item                                                                 (3)              2             (3)              2
                                                                              -------         -------        -------         -------

Net income                                                                    $    47         $    81        $   129         $   217
                                                                              =======         =======        =======         =======

Basic earnings per share before extraordinary item                            $  0.29         $  0.44        $  0.81         $  1.21
Extraordinary item                                                              (0.02)           0.01          (0.02)           0.01
                                                                              -------         -------        -------         -------

Total basic earnings per share                                                $  0.27         $  0.45        $  0.79         $  1.22
                                                                              =======         =======        =======         =======

DILUTED

Weighted average number of shares of outstanding                                173.1           178.6          164.1           176.4

Net effect of dilutive stock options and warrants                                 4.8             4.0            4.9             4.1

Stock units allocated to the deferred compensation
plans for executives and directors                                                0.5             0.2            0.5             0.2

Effect of convertible debt                                                        --              6.9           --               6.9
                                                                              -------         -------        -------         -------

Weighted average share and share
equivalents outstanding                                                         178.4           189.7          169.5           187.6
                                                                              =======         =======        =======         =======

Income before extraordinary item                                              $    50         $    79        $   132         $   215
Additional contribution to net income if
     convertible debt is fully converted                                         --                 3           --                 7
                                                                              -------         -------        -------         -------

Adjusted net income before extraordinary item                                      50              82            132             222
Extraordinary item                                                                 (3)              2             (3)              2
                                                                              -------         -------        -------         -------

Net income                                                                    $    47         $    84        $   129         $   224
                                                                              =======         =======        =======         =======

Diluted earnings per share before extraordinary item                          $  0.28         $  0.43        $  0.77         $  1.18
extraordinary item                                                              (0.02)           0.01          (0.02)           0.01
                                                                              -------         -------        -------         -------

Total diluted earnings per share                                              $  0.26         $  0.44        $  0.75         $  1.19
                                                                              =======         =======        =======         =======
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